Exhibit 99.1

Track Group Reports 2nd Quarter Fiscal 2021 Financial Results

Total Revenue up 21%, Record Quarterly Operating Income, Adjusted EBITDA up 77%, Continued Net Loss Turnaround

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its second quarter ended March 31, 2021 (“Q2 FY21”). In Q2 FY21, the Company posted (i) total revenue of $9.9 million, an increase of approximately 21% over total revenue for the same period last year (“Q2 FY20”); (ii) operating income of $1.7 million, representing an increase of 601% compared to Q2 FY20 operating income of $0.2M; (iii) adjusted EBITDA of $2.9 million in Q2 FY21, up 77% compared to $1.6 million for Q2 FY20; and (iv) net income attributable to common shareholders of $2.2M in Q2 FY21 compared to a net loss of $1.7 million in Q2 FY20.

“Again, we were able to continue the Company’s strong performance over the past twelve months with a record performance for the quarter ended March 31, 2021. So far, we have managed to successfully navigate the challenges brought on by the Coronavirus by working closely with our customers and partners. We are excited about the future and the continued evolution of our technologies to support our customers’ programs in the years ahead.” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●
Strong quarterly total revenue of $9.9 million in Q2 FY21, up 21% compared to Q2 FY20 total revenue of $8.1 million as the significant increase in monitoring revenue of approximately 22% was offset by a nominal decline in product sales. Revenue for the 6 months ended March 31, 2021 (“6M FY21”) of $19.3 million was up approximately 16% compared to revenue of $16.6 million for the 6 months ended March 31, 2020 (“6M FY20”).

●
Gross profit of $5.4 million in Q2 FY21 was up 23% compared to Q2 FY20 gross profit of $4.4 million. Gross profit for the 6M FY21 was $10.6 million, or up 17% compared to gross profit of $9.1 million for 6M FY20.

●
Total operating expense for Q2 FY21 of $3.8 million was down 10% versus Q2 FY20’s total operating expense of $4.2 million. The decline in quarterly operating expense when combined with the favorable increase in gross profit led to operating income in Q2 FY21 of $1.7 million compared to operating income of $0.2 million for Q2 FY20, representing an improvement of 601%. Similarly, for 6M FY21, operating income was $3.1 million compared to operating income of $0.5 million, representing an increase of 473%.

●
Adjusted EBITDA for the Q2 FY21 was $2.9 million, an increase of nearly 77%, compared to $1.6 million for Q2 FY20. Adjusted EBITDA in Q2 FY21 as a percentage of revenue also increased to 29.1%, compared to 19.9% for Q2 FY20. Adjusted EBITDA for 6M FY21 was $5.5 million compared to the Adjusted EBITDA for 6M FY20 of $3.4 million, representing an improvement of approximately 63%. Similarly, Adjusted EBITDA for the 6M FY21 as a percentage of revenue also increased to 28.7%, compared to 20.5% for the 6M FY20.

●
The cash balance of $6.7 million at March 31, 2021 was down only 1% compared to $6.8 million at September 30, 2020 reflecting significant capital investments made by the Company of approximately $2.7 million in the 6M FY21 to build additional monitoring devices and software to accommodate increased customer demand. Capital investments for the 6M FY21 were up 78% compared to the same period last year.

●
Net income attributable to common shareholders in Q2 FY21 was $2.2 million compared to a net loss of $1.7 million in Q2 FY20, a change principally attributable to the Company’s strong operating performance and the increase in other Income. Net income attributable to common shareholders for the 6M FY21 was $3.5 million, up significantly compared to the net loss of nearly $2.0 million for the 6M FY20.

200 E 5th Ave., Suite 100 | Naperville, IL 60563
1-877-260-2010 | info@trackgrp.com | trackgrp.com

Business Outlook

As of May 11, 2021, the Coronavirus pandemic has adversely impacted both the Company’s revenue and costs by disrupting its operations in Chile, causing delays within the supply chain and postponing sales opportunities as some government agencies have delayed new RFP (Request for Proposal) processes. We continue to operate and manage around a global semiconductor shortage though adaptive supply chain management strategies. The extent to which the Coronavirus pandemic and semiconductor shortage impact our operations and financial results from this point forward will depend on numerous evolving factors that we cannot accurately predict. Given these uncertainties, the Company has elected not to provide specific guidance regarding fiscal 2021 operating results; however, we are comfortable that the remainder of fiscal 2021 will continue to exceed last year’s results.

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visi

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items including but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

200 E 5th Ave., Suite 100 | Naperville, IL 60563
1-877-260-2010 | info@trackgrp.com | trackgrp.com

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited) March 31,	September 30,
Assets	2021	2020
Current assets:
Cash	$6,679,527	$6,762,099
Accounts receivable, net of allowance for doubtful accounts of $2,616,716 and $2,654,173, respectively	6,720,965	5,546,213
Prepaid expense and deposits	1,120,543	866,389
Inventory, net of reserves of $0 and $6,483, respectively	-	124,606
Total current assets	14,521,035	13,299,307
Property and equipment, net of accumulated depreciation of $2,822,516 and $2,531,631, respectively	258,243	378,764
Monitoring equipment, net of accumulated depreciation of $5,780,731 and $6,639,883, respectively	2,920,544	2,065,947
Intangible assets, net of accumulated amortization of $17,584,880 and $16,390,721, respectively	21,478,335	21,171,045
Goodwill	8,408,174	8,220,380
Deferred tax asset	401,108	432,721
Other assets	4,393,915	2,166,743
Total assets	$52,381,354	$47,734,907

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,705,807	$2,199,215
Accrued liabilities	3,657,480	14,958,628
Current portion of long-term debt	516,256	30,914,625
Total current liabilities	5,879,543	48,072,468
Long-term debt, net	43,791,682	418,575
Long-term liabilities	70,539	164,487
Total liabilities	49,741,764	48,655,530

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,453,790 and 11,414,150 shares outstanding, respectively	1,145	1,141
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding		-
Paid in capital	302,270,238	302,270,242
Accumulated deficit	(298,763,208)	(302,270,933)
Accumulated other comprehensive loss	(868,585)	(921,073)
Total equity (deficit)	2,639,590	(920,623)
Total liabilities and stockholders’ equity (deficit)	$52,381,354	$47,734,907

200 E 5th Ave., Suite 100 | Naperville, IL 60563 1-877-260-2010 | info@trackgrp.com | trackgrp.com

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2021	2020	2021	2020
Revenue:
Monitoring and other related services	$9,742,290	$7,993,092	$19,014,019	$16,261,515
Product sales and other	119,540	138,634	249,716	291,042
Total revenue	9,861,830	8,131,726	19,263,735	16,552,557

Cost of revenue:
Monitoring, products and other related services	3,901,824	3,201,677	7,602,250	6,468,586
Depreciation and amortization included in cost of revenue	525,022	494,157	1,013,697	981,599
Total cost of revenue	4,426,846	3,695,834	8,615,947	7,450,185

Gross profit	5,434,984	4,435,892	10,647,788	9,102,372

Operating expense:
General & administrative	2,313,836	2,723,219	4,714,571	5,735,073
Selling & marketing	614,409	642,432	1,164,866	1,183,981
Research & development	334,569	323,737	641,863	619,892
Depreciation & amortization	510,067	509,287	1,041,830	1,025,226
Total operating expense	3,772,881	4,198,675	7,563,130	8,564,172

Operating income	1,662,103	237,217	3,084,658	538,200

Other income (expense):
Interest expense, net	(565,522)	(596,324)	(1,205,544)	(1,198,857)
Currency exchange rate gain (loss)	124,216	(1,334,240)	942,842	(1,190,932)
Other income (loss), net	1,000,756	(4,347)	1,000,782	(4,347)
Total other income (expense)	559,450	(1,934,911)	738,080	(2,394,136)
Income (loss) before income tax	2,221,553	(1,697,694)	3,822,738	(1,855,936)
Income tax expense	37,322	23,365	315,013	97,748
Net income (loss) attributable to common shareholders	2,184,231	(1,721,059)	3,507,725	(1,953,684)
Foreign currency translation adjustments	(265,347)	132,588	52,489	68,490
Comprehensive income (loss)	$1,918,884	$(1,588,471)	$3,560,214	$(1,885,194)

Net income/(loss) per share – basic:
Net income/(loss) per share	$0.19	$(0.15)	$0.31	$(0.17)
Weighted average shares outstanding	11,435,291	11,414,150	11,424,605	11,336,690

Net income/(loss) per share – diluted:
Net income/(loss) per share	$0.18	$(0.15)	$0.29	$(0.17)
Weighted average shares outstanding	12,056,918	11,414,150	12,072,079	11,336,690

TRACK GROUP, INC. AND SUBSIDIARIES
NON-GAAP ADJUSTED EBITDA MARCH 31, 2021 (UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$2,185	$(1,721)	$3,508	$(1,954)
Interest expense, net	566	596	1,206	1,199
Depreciation and amortization	1,036	1,004	2,056	2,007
Income taxes (1)	37	24	315	98
Board compensation and stock-based compensation	75	75	150	170
Loan forgiveness	(1,001)	-	(1,001)	-
Foreign exchange (gain)/loss	(125)	1,334	(943)	1,191
Other charges, net (2)	97	306	233	680
Non GAAP Adjusted EBITDA	$2,870	$1,618	$5,524	$3,391
Non GAAP Adjusted EBITDA, percent of revenue	29.1%	19.9%	28.7%	20.5%

Non-GAAP Basic earnings per share
Weighted average common shares outstanding	11,435,291	11,414,150	11,424,605	11,336,690
Non-GAAP Basic earnings per share	$0.25	$0.14	$0.48	$0.30

Non-GAAP Diluted earnings per share
Weighted average common shares outstanding	12,056,918	11,414,150	12,072,079	11,336,690
Non-GAAP Diluted earnings per share	$0.24	$0.14	$0.46	$0.30

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2)
Other charges may include gains or losses and non-recurring accrual adjustments.

200 E 5th Ave., Suite 100 | Naperville, IL 60563 1-877-260-2010 | info@trackgrp.com | trackgrp.com